Exhibit N-2
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                       SUBSIDIARIES OF EASTERN ENTERPRISES

Utility Subsidiaries:
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     Boston Gas Company
     Essex Gas Company
     Colonial Gas Company

Non-Utility Subsidiaries:
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     AMR Data Corporation - performs automated meter reading services for Boston
        Gas Company and other entities (primarily municipalities)
     EE Acquisition Company, Inc. - merger subsidiary
     EEG Acquisition Company, Inc. (inactive)
     Eastern Associated Securities Corp. - holds title to investment securities Eastern Energy Systems Corp. (inactive)
     Eastern Enterprises Foundation - makes charitable contributions
     Eastern Rivermoor Company, Inc. - holds title to real estate used by BGC Eastern Urban Services, Inc. - holds real estate limited partnership interest in low-income housing project
     Midland Enterprises Inc. - Midland and all active subsidiaries are engaged in river barge transportation services and related support activities:
         Capital Marine Supply, Inc.
         Chotin Transportation, Inc.
         Eastern Associated Terminals Company
         Federal Barge Lines, Inc.
                 River Fleets, Inc.
         Hartley Marine Corp.
         Minnesota Harbor Service, Inc.
         Ohio River Company (The)
                Ohio River Company Traffic Division, Inc. (The)
         Ohio River Terminals Company (The)
         Orgulf Transport Co.
         Orsouth Transport Co.
         Port Allen Marine Service, Inc. (inactive)
         Red Circle Transport Co.
         West Virginia Terminals, Inc.
      Mystic Steamship Corporation (inactive)
      PCC Land Company, Inc. - holds title to real property in Pennsylvania Philadelphia Coke Co., Inc. (inactive)

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      ServicEdge Partners, Inc. - installs and services HVAC equipment
      Transgas Inc. (subsidiary of Colonial Gas Company) - fuel trucking transportation
             CGI Transport Ltd. (inactive)
      Water Products Group Incorporated (inactive)
      Western Associated Energy Corp. (inactive)